Exhibit 24.2

ANNIE’S, INC.

Power of Attorney of Director

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Annie’s, Inc., a Delaware corporation, whose signature appears below constitutes and appoints John M. Foraker and Kelly J. Kennedy, and each of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 7th day of March, 2012.

/s/ Julie D. Klapstein
Julie D. Klapstein